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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Broadway Financial Corporation:


We consent to incorporation by reference in the registration statement (No. 333-17331) on Form S-8 of Broadway Financial Corporation of our report dated February 16, 2000, relating to the consolidated balance sheets of Broadway Financial Corporation and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statement of earnings, changes in stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 1999 annual report on Form 10-KSB of Broadway Financial Corporation.

KPMG LLP

Los Angeles, California
March 30, 2000